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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107046) of Digital Theater Systems, Inc. of our report dated February 12, 2004, except for Note 8 as to which the date is March 9, 2004, relating to the financial statements and financial statement schedule of Digital Theater Systems, Inc. which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 29, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS